Exhibit 99.5

Leslie Constans

Digimarc Public Relations

503-495-4568

lconstans@digimarc.com

Mizuha Nakajima

Revolution PR for Digimarc

503-997-6045

mizuha@revolutionpr.com

FOR IMMEDIATE RELEASE

AudioAudit Signs Licensing Agreement with Digimarc

Digimarc licenses audio watermarking patents for broadcast monitoring

Tualatin, OR – Jan. 20, 2004 – Digimarc Corporation (NASDAQ: DMRC) and AudioAudit today announced that they have signed a multi-year licensing agreement. Under the non-exclusive agreement, AudioAudit will license and pay royalties for Digimarc audio watermarking patents to further develop and market applications for monitoring television advertising placements and media buys.

Based in Paramus, N.J., AudioAudit is a leading provider of broadcast verification technology services for the advertising, cable, and broadcast industries.

“We are pleased to have entered into a licensing agreement with AudioAudit, a global leader in the broadcast advertising monitoring space,” said Reed Stager, vice president, Corporate Licensing and Marketing, Digimarc. “By providing advanced systems and services based on audio watermarking for broadcast monitoring and verification of television advertising, AudioAudit is delivering new and innovative solutions to help the advertising industry optimize their broadcast investments.”

“Digimarc has a proven history of innovation in digital watermarking, and we are delighted to be able to leverage this innovation to better serve our customers in the broadcast verification market,” said Paul Hummel, CEO, AudioAudit. “We see this as the beginning of a partnership that will ultimately benefit advertisers, media agencies and broadcasters.”

AudioAudit’s AdVantage® technology platform uses active and passive broadcast detection tracking technologies to allow media professionals continuous monitoring of broadcast performance. By providing the information necessary for continuous process improvement, AudioAudit increases productivity and efficiency, which in turn, maximizes an advertiser’s broadcast investments. The AdVantage system allows the daily viewing of broadcast schedule clearance performance, as well as daily performance data feeds that ensure advertisers receive the full value of their broadcast media investments.

AudioAudit is the third company to license Digimarc’s patented digital watermarking technology for use in television and radio broadcast monitoring services within the past three years.

About Digimarc

Digimarc Corporation (NASDAQ: DMRC), based in Tualatin, Oregon, is a leading supplier of secure media solutions used in a wide range of security, identification and digital media content applications. Digimarc provides products and services that enable production of more than 60 million personal identification documents and driver licenses per year in 32 U.S. states and more than 20 countries. Digimarc’s digital watermarking technology provides a persistent digital identity for various media content and is used to enhance the security of financial documents, identity documents and digital images, and support other media rights management applications.

Digimarc has an extensive intellectual property portfolio, with 135 issued U.S. patents with more than 2,000 claims, and more than 350 pending patent applications in digital watermarking, personal identification and related technologies.

The company is headquartered in Tualatin, Oregon, with other U.S. offices in Burlington, Massachusetts; Fort Wayne, Indiana; San Francisco, California; and the Washington DC area; and European offices in London and Vienna. Please go to www.digimarc.com for more company information.

About AudioAudit

AudioAudit is a provider of innovative, patented technology products that create new standards of accountability and communication in the advertising and broadcast industries. The company’s family of automated digital solutions are specifically designed for the accurate capture, retention, and reporting of transmitted encoded broadcast content — dramatically reducing the human error created by manual broadcast tasks. Its flagship technology platform, AdVantage®, offers unique media verification capabilities while enabling customers to increase productivity, operational efficiency, and accuracy. AudioAudit’s products help streamline business processes unique to the advertising and broadcast industries, including coop reporting and activity tracking. For more information about AudioAudit’s business solutions, visit www.audioaudit.com.

Securities Safe Harbor

With the exception of historical information contained in this release, the matters described herein contain certain “forward-looking statements” that are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current reasonable expectations and are subject to certain assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements herein or from historical results, due to changes in economic, business, competitive, technological and/or regulatory factors. More detailed information about these factors is set forth in filings by Digimarc with the Securities and Exchange Commission, including the most recent annual report on Form 10-K and the most recent quarterly report on Form 10-Q. Digimarc is not obligated to (and expressly disclaim any obligation to) revise or update any forward-looking statements in order to reflect events or circumstances, whether they arise as a result of new information, future events, or otherwise.

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